UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2009

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 25, 2009, we reconvened a special meeting of our shareholders that had been adjourned on March 20, 2009. At the meeting, Tom T. O’Keefe, our founder and chairman, disclosed that the closing of the sale of the assets associated with our wholesale business and supply chain to Green Mountain Coffee Roasters, Inc., could occur as early as Friday, March 27, 2009.

Item 8.01	Other Events

On March 25, 2009, we reconvened a special meeting of our shareholders that had been adjourned on March 20, 2009. At the special meeting, our shareholders approved a proposal to amend our amended and restated articles of incorporation to enable the board to determine the amount of any future cash distribution to our shareholders without considering amounts that would be needed, if we were dissolved at the time of the distribution, to satisfy any liquidation rights that are superior to the rights of those shareholders receiving the distribution. This proposal is more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on February 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 26, 2009	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer